Entergy
639 Loyola Avenue
New Orleans, LA  70113

Exhibit 99.3

News
Release

Date:	July 28, 2003

For Release:	Immediately

Contact:	Yolanda Pollard (News Media) (504) 576-4238 ypollar@entergy.com Nancy Morovich (Investor Relations) (504) 576-5506 nmorovi@entergy.com

Entergy Reports Second Quarter Earnings

New Orleans, La. - Entergy Corporation (NYSE:ETR) today announced second quarter 2003 operational earnings of $270.1 million, or $1.17 per share, which equaled the company record for second quarter operational earnings per share set in 2002. On an as-reported basis, Entergy earned $205.6 million, or 89 cents per share, compared with $241.7 million, or $1.06 per share, in the same period of 2002.

Second quarter 2003 as-reported earnings reflect a loss provision of $65.6 million, or 28 cents per share, related to the River Bend nuclear power plant. In second quarter 2002, as-reported results included a special charge of $25.4 million, or 11 cents per share, associated with the restructuring of Entergy's non-nuclear wholesale assets business.

"Operating results reflect the structural stability we've worked to build into our businesses over the past five years," said J. Wayne Leonard, Entergy's chief executive officer. "Strong execution and results at the Entergy-Koch venture, which is the business specifically structured to manage risks, overcame the temporary impacts of mild weather and nuclear outages we experienced this quarter. We are confident in our ability to achieve continued strong financial results, and in turn, to produce top quartile returns for our shareholders."

Recent highlights include the following:
    Entergy's Board of Directors approved an increase in the dividend from its current annual level of $1.40 per share to $1.80 per share, commencing with the quarterly dividend payment due September 1. In addition, the Board established an objective to annually grow the dividend consistent with the achievement of the company's financial aspirations.
    The U.S. Nuclear Regulatory Commission removed the "yellow finding" that was issued for the Indian Point 2 nuclear plant. The NRC has now removed both "red" and "yellow" findings since Entergy purchased Indian Point 2 in 2001, officially reflecting improvements in safety at the plant.
    The Federal Energy Management Agency and the U.S. Nuclear Regulatory Commission both concluded that emergency plans at the Indian Point Nuclear Energy Center provide reasonable assurance that the health and safety of citizens in surrounding communities are adequately protected.
    The Nebraska Public Power District selected Entergy from among several national nuclear operating companies to provide management services to the Cooper Nuclear Station.

Utility Operations

Utility as-reported earnings in second quarter 2003 were $121.7 million, or 53 cents per share, compared to $194.9 million, or 85 cents per share, in second quarter 2002. Second quarter 2003 as-reported earnings include a loss provision of $65.6 million, or 28 cents per share, related to an unfavorable decision in Texas on previously disallowed River Bend construction costs.

In second quarter 2003, utility operational earnings were $187.3 million, or 81 cents per share, compared with $194.9 million, or 85 cents per share, in the same period last year. The decrease resulted primarily from lower revenues due to milder weather and decreased sales in the industrial sector.

Usage in the residential sector was essentially flat in second quarter 2003 compared to second quarter 2002. Commercial and governmental sales were up slightly, while industrial sales experienced a 7 percent reduction quarter over quarter. Residential and commercial sales were negatively impacted by weather, while the quarter-on-quarter decline in industrial sales is attributed to the loss of three customers to cogeneration.

Operation and maintenance expenses were significantly lower during second quarter 2003 due primarily to the absence in 2003 of ice storm expenses recorded in second quarter 2002 as a result of a settlement reached with the Arkansas Public Service Commission.

Competitive Non-Regulated Businesses

The competitive businesses, which are comprised of Entergy Nuclear and Energy Commodity Services, recorded as-reported earnings of $93.4 million, or 40 cents per share, compared to $51.5 million, or 23 cents per share, in second quarter 2002. Second quarter 2002 results included a special charge totaling a negative 11 cents per share for asset impairments and restructuring expenses in the non-nuclear wholesale assets business.

Excluding this special charge, operational earnings for the competitive businesses increased 18 percent from $76.9 million, or 34 cents per share, in second quarter 2002 to $92.3 million, or 40 cents per share, in second quarter 2003. The increase reflects strong performance at Energy Commodity Services which more than offset the negative impact of refueling outages at Entergy Nuclear.

Entergy Nuclear earned $44.9 million, or 19 cents per share, on an as-reported basis, compared to $53.5 million, or 24 cents per share, in second quarter 2002. Operational results in each period equaled as-reported results. The decrease in earnings was due primarily to lower generation available for sale as a result of two planned refueling outages and several short unplanned outages. In second quarter 2002, there were no refueling outages. The contribution in 2003 of Vermont Yankee, acquired in July 2002, helped to offset the negative impact of outages during the quarter.

Energy Commodity Services, which includes earnings contributions from Entergy-Koch, LP and Entergy's non-nuclear wholesale assets, recorded as-reported earnings of $48.6 million, or 21 cents per share, in second quarter 2003, compared to a loss of $2 million, or 1 cent per share, in the same period last year. The significant improvement in results reported in 2003 was due primarily to strong earnings in trading and the absence in 2003 of charges recorded in second quarter 2002 for asset impairments and restructuring expenses in the non-nuclear wholesale assets business.

Operational earnings in second quarter 2003 were $47.5 million, or 21 cents per share, compared to $23.4 million, or 10 cents per share, in the same period of 2002 reflecting substantially higher earnings at Entergy-Koch Trading, a subsidiary of Entergy-Koch, LP. Second quarter 2003 earnings from Entergy-Koch's gas transportation subsidiary, Gulf South Pipeline, were essentially flat compared to the same period in 2002. The income sharing mechanisms that are part of the Entergy-Koch partnership agreement allocated substantially all of the partnership's income to Entergy in the second quarter of 2003.

Parent & Other

Parent & Other recorded an as-reported loss of $9.5 million, or 4 cents per share, in second quarter 2003, compared with a loss of $4.7 million, or 2 cents per share, in second quarter 2002. Operational results in each period equaled as-reported results. The loss in second quarter 2003 was due primarily to higher interest expense reflecting the impact of Parent term debt, totaling $500 million, issued since December 2002 at an average coupon rate of 7.2 percent.

Outlook

"Through the first half of 2003, we've achieved results that move us closer to meeting our financial objectives this year," said C. John Wilder, Entergy's chief financial officer. "We are rising to meet the demands of difficult credit markets, constantly changing economic conditions and operational challenges as we continue to produce solid financial results. Year-to-date strong performance at Entergy-Koch Trading supports our decision to raise 2003 earnings guidance to a range $4.05 to $4.25 on an operational basis. On an as-reported basis, revised 2003 earnings guidance is $4.37 to $4.57 per share, reflecting strong trading offset by the River Bend loss provision recorded this quarter. In addition, we are issuing as-reported and operational earnings guidance for 2004 in the range of $4.10 to $4.30 per share."

Entergy Corporation is an integrated energy company engaged primarily in electric power production, retail distribution operations, energy marketing and trading, and gas transportation. Entergy owns and operates power plants with about 30,000 megawatts of electric generating capacity, and it is the second-largest nuclear generator in the United States. Entergy delivers electricity to 2.6 million utility customers in Arkansas, Louisiana, Mississippi, and Texas. Through Entergy-Koch, LP, it is also a leading provider of wholesale energy marketing and trading services, as well as an operator of natural gas pipeline and storage facilities. Entergy has annual revenues of over $8 billion and more than 15,000 employees.

Entergy's online address is www.entergy.com

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: From time to time, Entergy makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Entergy believes that these forward-looking statements and the underlying assumptions are reasonable, it cannot provide assurance that they will prove correct. Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in the statements. Some of those factors include, but are not limited to: resolution of pending and future rate cases and negotiations, various performance-based rate discussions, and other regulatory decisions, including those related to Entergy's utility supply plan, Entergy's ability to reduce its operation and maintenance costs, particularly at its Non-Utility Nuclear generating facilities including the uncertainty of negotiations with unions to agree to such reductions, the performance of Entergy's generating plants, and particularly the capacity factor at its nuclear generating facilities, prices for power generated by Entergy's unregulated generating facilities - particularly the ability to extend or replace the existing power purchase agreements for the Non-Utility Nuclear plants - and the prices and availability of power Entergy must purchase for its utility customers, Entergy's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities, Entergy-Koch's profitability in trading electricity, natural gas, and other energy-related commodities, resolution of pending investigations of Entergy-Koch's past trading practices, changes in the number of participants in the energy trading market, and in their creditworthiness and risk profile changes in the financial markets, particularly those affecting the availability of capital and Entergy's ability to refinance existing debt and to fund investments and acquisitions, actions of rating agencies, including changes in the ratings of debt and preferred stock, changes in inflation and interest rates, Entergy's ability to purchase and sell assets at attractive prices and on other attractive terms, volatility and changes in markets for electricity, natural gas, and other energy-related commodities, changes in utility regulation, including the beginning or end of retail and wholesale competition, the ability to recover net utility assets and other potential stranded costs, and the establishment of SeTrans or another regional transmission organization, changes in regulation of nuclear generating facilities and nuclear materials and fuel, including possible shutdown of Indian Point or other nuclear generating facilities, changes in environmental, tax, and other laws, including requirements for reduced emissions of sulfur, nitrogen, carbon, and other substances, the economic climate, and particularly growth in Entergy's service territory, variations in weather, hurricanes, and other disasters, advances in technology, the potential impacts of threatened or actual terrorism and war, the success of Entergy's strategies to reduce taxes, the effects of litigation, changes in accounting standards, changes in corporate governance and securities law requirements and Entergy's ability to attract and retain talented management and directors.

This earnings release includes non-GAAP measures when describing Entergy's results of operations and financial performance. We have prepared a reconciliation of each of these measures to the most directly comparable GAAP measure in Entergy's investor release which is posted on our website at www.entergy.com/earnings.

ENTERGY CORPORATION

Earnings at a glance

Second Quarter	2003	2002	%

Operating revenues	$ 2,353.91	$ 2,096.58	12.3
As-reported earnings	$ 205.64	$ 241.65	(14.9)
As-reported earnings per diluted share*	$ 0.89	$ 1.06	(16.0)
Operational earnings per diluted share	$ 1.17	$ 1.17	-

*Includes special items (EPS):
Abeyed River Bend loss provision	$(0.28)	$ -
Asset impairments	-	(0.04)
Turbine commitments	-	0.10
Restructuring	-	(0.17)
Total	$(0.28)	$ (0.11)

Year to Date	2003	2002	%

Operating revenues	$ 4,391.63	$3,957.42	11.0
As-reported earnings	$ 600.65	$ 162.73	269.1
As-reported earnings per diluted share*	$ 2.61	$ 0.72	262.5
Operational earnings per diluted share	$ 2.29	$ 1.98	15.7

*Includes special items (EPS):
Abeyed River Bend loss provision	$(0.29)	$ -
SFAS 143 implementation	0.61	-
Asset and contract impairments	-	(0.48)
Turbine commitments	-	(0.52)
Development costs	-	(0.09)
Restructuring	-	(0.17)
Total	$0.32	($ 1.26)

Note - dollars in millions except per share amounts, which are actual.

Entergy Corporation
Consolidated Income Statement
Three Months Ended June 30
(in thousands)
	2003	2002	% Inc/(Dec)
	(unaudited)
Operating Revenues:
Domestic electric	$1,925,941	$1,686,758	14.2
Natural gas	33,698	24,982	34.9
Competitive businesses	394,270	384,841	2.5
Total	2,353,909	2,096,581	12.3

Operating Expenses:
Operation and maintenance:
Fuel, fuel-related expenses, and gas purchased for resale	496,014	471,413	5.2
Purchased power	440,473	233,518	88.6
Nuclear refueling outage expenses	40,251	24,687	63.0
Provision for turbine commitments, asset impairments,
and restructuring charges	-	18,169	- -
Other operation and maintenance	571,010	727,017	(21.5)
Decommissioning	34,361	18,193	88.9
Taxes other than income taxes	100,505	82,194	22.3
Depreciation and amortization	205,446	205,876	(0.2)
Other regulatory charges (credits) - net	4,273	(170,645)	102.5
Total	1,892,333	1,610,422	17.5

Operating Income	461,576	486,159	(5.1)

Other Income (Deductions):
Allowance for equity funds used during construction	9,740	8,323	17.0
Gain (loss) on sales of assets - net	761	1,009	(24.6)
Interest and dividend income	29,927	27,710	8.0
Equity in earnings of unconsolidated equity affiliates	70,292	16,007	339.1
Miscellaneous - net	(104,212)	1,624	(6,517.0)
Total	6,508	54,673	(88.1)

Interest and Other Charges:
Interest on long-term debt	117,227	121,393	(3.4)
Other interest - net	16,247	24,902	(34.8)
Dividends on preferred securities of subsidiaries	4,709	4,709	-
Allowance for borrowed funds used during construction	(7,449)	(6,291)	18.4
Total	130,734	144,713	(9.7)

Income Before Income Taxes	337,350	396,119	(14.8)
Income Taxes	125,833	148,534	(15.3)
Consolidated Net Income	211,517	247,585	(14.6)
Preferred dividend requirements of subsidiaries and other	5,876	5,932	(0.9)
Earnings Applicable to Common Stock	$205,641	$241,653	(14.9)

Earnings Per Average Common Share:
Basic	$0.91	$1.08	(15.7)
Diluted	$0.89	$1.06	(16.0)
Average Number of Common Shares Outstanding:
Basic	226,609,159	224,330,654
Diluted	231,579,242	228,847,752

Entergy Corporation
Consolidated Income Statement
Six Months Ended June 30
(in thousands)
	2003	2002	% Inc/(Dec)
	(unaudited)
Operating Revenues:
Domestic electric	$3,527,679	$3,087,767	14.2
Natural gas	113,936	71,360	59.7
Competitive businesses	750,017	798,288	(6.0)
Total	4,391,632	3,957,415	11.0

Operating Expenses:
Operation and maintenance:
Fuel, fuel-related expenses, and gas purchased for resale	884,055	940,274	(6.0)
Purchased power	809,172	403,004	100.8
Nuclear refueling outage expenses	79,144	49,874	58.7
Provision for turbine commitments, asset impairments,
and restructuring charges	(7,743)	419,542	- -
Other operation and maintenance	1,095,909	1,251,369	(12.4)
Decommissioning	71,859	36,381	97.5
Taxes other than income taxes	198,242	184,565	7.4
Depreciation and amortization	416,492	410,999	1.3
Other regulatory charges (credits) - net	19,526	(169,082)	111.5
Total	3,566,656	3,526,926	1.1

Operating Income	824,976	430,489	91.6

Other Income (Deductions):
Allowance for equity funds used during construction	17,027	15,004	13.5
Gain (loss) on sales of assets - net	1,062	1,674	(36.6)
Interest and dividend income	59,751	51,237	16.6
Equity in earnings of unconsolidated equity affiliates	198,353	83,250	138.3
Miscellaneous - net	(92,896)	(1,628)	5,606.1
Total	183,297	149,537	22.6

Interest and Other Charges:
Interest on long-term debt	234,962	244,919	(4.1)
Other interest - net	29,291	40,381	(27.5)
Dividends on preferred securities of subsidiaries	9,419	9,419	- -
Allowance for borrowed funds used during construction	(13,168)	(11,930)	10.4
Total	260,504	282,789	(7.9)

Income Before Income Taxes and Cumulative Effect of Accounting Changes	747,769	297,237	151.6
Income Taxes	278,251	122,636	126.9
Income Before Cumulative Effect of Accounting Changes	469,518	174,601	168.9
Cumulative Effect of an Accounting Changes (net of income taxes)	142,922	-	-
Consolidated Net Income	612,440	174,601	250.8
Preferred dividend requirements of subsidiaries and other	11,792	11,872	(0.7)
Earnings Applicable to Common Stock	$600,648	$162,729	269.1

Earnings Per Average Common Share:
Basic	$2.67	$0.73	265.8
Diluted	$2.61	$0.72	262.5
Average Number of Common Shares Outstanding:
Basic	225,149,356	223,143,647
Diluted	229,916,344	227,588,889

Entergy Corporation
Consolidated Income Statement
Twelve Months Ended June 30
(in thousands)
	2003	2002	% Inc/(Dec)
	(unaudited)
Operating Revenues:
Domestic electric	$7,086,328	$6,469,210	9.5
Natural gas	167,929	116,330	44.4
Competitive businesses	1,484,995	1,832,919	(19.0)
Total	8,739,252	8,418,459	3.8

Operating Expenses:
Operation and maintenance:
Fuel, fuel-related expenses, and gas purchased for resale	2,098,377	2,470,471	(15.1)
Purchased power	1,238,502	814,661	52.0
Nuclear refueling outage expenses	134,862	98,735	36.6
Provision for turbine commitments, asset impairments,
and restructuring charges	1,171	419,542	(99.7)
Other operation and maintenance	2,332,650	2,496,542	(6.6)
Decommissioning	111,894	37,117	201.5
Taxes other than income taxes	394,139	392,290	0.5
Depreciation and amortization	844,673	745,583	13.3
Other regulatory charges (credits) - net	46,772	(202,291)	123.1
Total	7,203,040	7,272,650	(1.0)

Operating Income	1,536,212	1,145,809	34.1

Other Income (Deductions):
Allowance for equity funds used during construction	33,680	29,628	13.7
Gain (loss) on sales of assets - net	6,001	6,705	(10.5)
Interest and dividend income	126,840	129,970	(2.4)
Equity in earnings of unconsolidated equity affiliates	298,980	155,218	92.6
Miscellaneous - net	(83,992)	(19,676)	326.9
Total	381,509	301,845	26.4

Interest and Other Charges:
Interest on long-term debt	497,646	530,136	(6.1)
Other interest - net	59,470	123,369	(51.8)
Dividends on preferred securities of subsidiaries	18,838	18,838	-
Allowance for borrowed funds used during construction	(25,776)	(23,918)	7.8
Total	550,178	648,425	(15.2)

Income Before Income Taxes and Cumulative Effect of Accounting Changes	1,367,543	799,229	71.1
Income Taxes	449,553	304,056	47.9
Income Before Cumulative Effect of Accounting Changes	917,990	495,173	85.4
Cumulative Effect of an Accounting Changes (net of income taxes)	142,922	23,482	508.6
Consolidated Net Income	1,060,912	518,655	104.6
Preferred dividend requirements of subsidiaries and other	23,632	22,791	3.7
Earnings Applicable to Common Stock	$1,037,280	$495,864	109.2

Earnings Per Average Common Share:
Basic	$4.63	$2.23	107.6
Diluted	$4.54	$2.19	107.3
Average Number of Common Shares Outstanding:
Basic	224,088,260	222,245,970
Diluted	228,314,075	226,080,808
Entergy Corporation
U.S. Utility Electric Energy Sales & Customers

Three Months Ended June

	2003	2002	%
	(Millions of kwh)
Electric Energy Sales:
Residential	7,170	7,202	(0.4)
Commercial	6,164	6,112	0.9
Governmental	664	654	1.5
Industrial	9,556	10,294	(7.2)
Total to Ultimate Customers	23,554	24,262	(2.9)
Wholesale	2,590	2,444	6.0
Total Sales	26,144	26,706	(2.1)

Six Months Ended June

	2003	2002	%
	(Millions of kwh)
Electric Energy Sales:
Residential	15,013	14,476	3.7
Commercial	11,986	11,710	2.4
Governmental	1,297	1,271	2.0
Industrial	18,880	19,884	(5.0)
Total to Ultimate Customers	47,176	47,341	(0.3)
Wholesale	5,103	4,658	9.6
Total Sales	52,279	51,999	0.5

Twelve Months Ended June

	2003	2002	%
	(Millions of kwh)
Electric Energy Sales:
Residential	33,118	31,287	5.9
Commercial	25,630	24,926	2.8
Governmental	2,704	2,620	3.2
Industrial	40,014	40,439	(1.1)
Total to Ultimate Customers	101,466	99,272	2.2
Wholesale	10,273	8,923	15.1
Total Sales	111,739	108,195	3.3

	June

	2003	2002	%
Electric Customers (Year to date average):
Residential	2,245,428	2,233,198	0.5
Commercial	304,718	300,763	1.3
Governmental	15,288	14,912	2.5
Industrial	39,986	39,455	1.3
Total Ultimate Customers	2,605,420	2,588,328	0.7
Wholesale	42	38	10.5
Total Customers	2,605,462	2,588,366	0.7